LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024

Loma Negra Compañía Industrial Argentina Sociedad Anónima Consolidated condensed interim financial statements as of September 30, 2024 Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 Contents Unaudited consolidated condensed interim statement of profit or loss and other comprehensive income Unaudited consolidated condensed interim statement of financial position Unaudited consolidated condensed interim statement of changes in equity Unaudited consolidated condensed interim statement of cash flows Notes to the unaudited consolidated condensed interim financial statements: 1. Legal information 2. Basis of preparation 3. Critical accounting judgments and key sources used for estimating uncertainty 4. Sales revenues 5. Cost of sales 6. Selling and administrative expenses 7. Other net gains and losses 8. Tax on bank accounts debits and credits 9. Financial results, net 10. Income tax expense 11. Earnings per share 12. Property, plant and equipment 13. Right of use of assets and lease liabilities 14. Investments 15. Inventories 16. Related party transactions and balances 17. Other receivables 18. Trade accounts receivable 19. Capital stock and other capital related accounts 20. Borrowings 21. Accounts payable 22. Provisions 23. Tax liabilities 24. Other liabilities 25. Cash and cash equivalents 26. Non-cash transactions 27. Segment information 28. Financial instruments 29. Compromises 30. Ferrosur Roca S.A. concession and related rail services 31. Complaints brought against the group and others in the United States 32. The argentine context 33. Officially stamped books Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME AS OF SEPTEMBER 30, 2024
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Notes	Nine months		Three months	
		30.09.2024	30.09.2023	30.09.2024	30.09.2023
Net revenues	4	485,991,245	650,629,154	180,685,544	229,223,197
Cost of sales	5	(365,422,361)	(489,588,532)	(139,911,133)	(175,917,571)
Gross profit		**120,568,884**	**161,040,622**	**40,774,411**	**53,305,626**
Selling and administrative expenses	6	(48,439,859)	(57,866,319)	(16,568,681)	(19,026,573)
Other gains and losses	7	1,827,838	2,009,936	1,198,436	808,951
Tax on bank accounts debits and credits	8	(5,092,435)	(7,245,968)	(1,820,930)	(2,455,260)
FINANCIAL RESULTS, NET					
Exchange rate differences	9	(30,649,758)	(88,816,929)	(9,570,198)	(51,103,554)
Gain on net monetary position		222,407,441	169,683,944	34,504,325	89,582,305
Financial income	9	1,154,706	11,175,986	567,320	550,938
Financial expenses	9	(65,394,593)	(109,660,270)	(12,902,449)	(43,913,896)
Profit before tax		**196,382,224**	**80,321,002**	**36,182,234**	**27,748,537**
INCOME TAX EXPENSE					
Current	10	(51,900,314)	(7,752,673)	(13,652,383)	5,484,534
Deferred	10	(22,746,423)	(12,358,642)	(1,376,759)	(10,056,440)
NET PROFIT FOR THE PERIOD		**121,735,487**	**60,209,687**	**21,153,092**	**23,176,631**
Net profit (loss) for the period attributable to:					
Owners of the Company		121,628,421	60,646,484	20,929,287	22,861,424
Non-controlling interests		107,066	(436,797)	223,805	315,207
NET PROFIT FOR THE PERIOD		**121,735,487**	**60,209,687**	**21,153,092**	**23,176,631**
Earnings per share (basic and diluted) in Argentine pesos	11	208.4535	103.9400	35.8696	39.1868

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

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Notes 30.09.2024 31.12.2023 ASSETS Non-current assets Property, plant and equipment 12 969,733,410 971,877,975 Right of use of assets 13 3,038,480 5,132,940 Intangible assets 2,655,067 3,195,996 Investments 14 64,243 64,243 Goodwill 640,781 640,781 Inventories 15 56,736,361 45,699,424 Other receivables 17 10,703,132 3,725,454 Total non-current assets 1,043,571,474 1,030,336,813 Current assets Inventories 15 166,065,183 154,180,621 Other receivables 17 18,789,030 43,839,359 Trade accounts receivable 18 49,737,073 45,857,967 Investments 14 5,793,392 3,447,775 Cash and banks 7,924,760 10,127,017 Total current assets 248,309,438 257,452,739 Total assets 1,291,880,912 1,287,789,552 The accompanying notes are an integral part of these consolidated condensed interim financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF FINANCIAL POSITION AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 2

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF FINANCIAL POSITION AS OF SEPTEMBER 30, 2024
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Notes	30.09.2024	31.12.2023
SHAREHOLDERS' EQUITY AND LIABILITIES			
Capital stock and other capital related accounts	19	245,723,648	245,880,083
Reserves		347,250,667	333,390,174
Retained earnings		121,628,421	13,860,493
Equity attributable to the owners of the Company		**714,602,736**	**593,130,750**
Non-controlling interests		70,854	(36,212)
Total shareholders' equity		**714,673,590**	**593,094,538**
LIABILITIES			
Non-current liabilities			
Borrowings	20	135,225,016	222,032,423
Lease liabilities	13	1,828,513	5,589,445
Provisions	22	8,823,560	13,589,612
Salaries and social security payables		198,800	1,061,685
Other liabilities	24	556,045	963,385
Deferred tax liabilities	10	237,630,517	214,884,094
Total non-current liabilities		**384,262,451**	**458,120,644**
Current liabilities			
Borrowings	20	50,381,039	75,037,967
Lease liabilities	13	1,212,074	2,448,320
Accounts payable	21	70,777,582	115,415,657
Advances from customers		5,688,470	8,833,481
Salaries and social security payables		13,363,256	17,888,375
Tax liabilities	23	44,787,851	5,948,735
Other liabilities	24	6,734,599	11,001,835
Total current liabilities		**192,944,871**	**236,574,370**
Total liabilities		**577,207,322**	**694,695,014**
Total shareholders' equity and liabilities		**1,291,880,912**	**1,287,789,552**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

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LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY AS OF SEPTEMBER 30, 2024
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Owners contributions																
	Capital Stock	Treasury shares	Capital adjustments	Treasury shares adjustments	Share premium	Treasury stock shares premium	Treasury stocks trading premium	Merger premium	Cost of treasury stock	Share-based payment plans	Legal reserve	Environmental reserve	Optional Reserve for Future Dividends	Retained earnings	Shareholders' equity attributable to owners of the parent company	Non-controlling interest	Total
Balances as of January 1, 2024	**58,349**	**–**	**86,763,967**	**–**	**128,660,926**	**–**	**320,185**	**28,928,186**	**–**	**1,148,470**	**17,737,753**	**138,457**	**315,513,964**	**13,860,493**	**593,130,750**	**(36,212)**	**593,094,538**
Share-based payment plans (Note 16)										394,191					394,191		394,191
Acquisition of treasury stock (Note 16)	(33)	33	(48,791)	48,791	(661,619)	661,619			(550,626)						(550,626)		(550,626)
Granting of share-based plans (Note 16)	33	(33)	48,791	(48,791)	661,619	(661,619)	26,299		550,626	(576,925)							
Resolved by Ordinary General Shareholders' Meeting dated April 25, 2024:																	
Optional reserve													13,860,493	(13,860,493)			
Net income for the period														121,628,421	121,628,421	107,066	121,735,487
Balances as of September 30, 2024	**58,349**	**-**	**86,763,967**	**-**	**128,660,926**	**-**	**346,484**	**28,928,186**	**-**	**965,736**	**17,737,753**	**138,457**	**329,374,457**	**121,628,421**	**714,602,736**	**70,854**	**714,673,590**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY AS OF SEPTEMBER 30, 2023
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Owners contributions																
	Capital Stock	Treasury shares	Capital adjustments	Treasury shares adjustments	Share premium	Treasury stock shares premium	Treasury stocks trading premium	Merger premium	Cost of treasury stock	Share-based payment plans	Legal reserve	Environmental reserve	Optional Reserve for Future Dividends	Retained earnings	Shareholders' equity attributable to owners of the parent company	Non-controlling interest	Total
Balances as of January 1, 2023	**58,359**	**1,244**	**86,781,982**	**1,847,178**	**128,921,053**	**31,220,709**	**86,842**	**28,928,186**	**(40,394,348)**	**717,980**	**17,737,753**	**138,457**	**458,407,202**	**12,169,815**	**726,622,412**	**1,222,977**	**727,845,389**
Share-based payment plans (Note 16)										329,414					329,414	-	329,414
Granting of share-based plans (Note 16)	9	(9)	12,972	(12,972)	219,264	(219,264)	210,365		134,283	(344,648)					-	-	-
Resolved by Ordinary and Extraordinary General Shareholders' Meeting dated April 25, 2023:																	
Optional reserve													12,169,815	(12,169,815)	-	-	-
Capital reduction	(19)	(1,235)	(30,987)	(1,834,206)	(479,391)	(31,001,445)			40,260,065					(6,912,782)	-	-	-
Resolved by Board of Directors Meeting dated May 2, 2023:																	
Dividends paid													(97,988,848)		(97,988,848)	-	(97,988,848)
Resolved by Board of Directors Meeting dated June 23, 2023:																	
Dividends paid													(57,074,204)		(57,074,204)	-	(57,074,204)
Net income for the period														60,646,484	60,646,484	(436,797)	60,209,687
Balance as of September 30, 2023	**58,349**	**-**	**86,763,967**	**-**	**128,660,926**	**-**	**297,207**	**28,928,186**	**-**	**702,746**	**17,737,753**	**138,457**	**315,513,965**	**53,733,702**	**632,535,258**	**786,180**	**633,321,438**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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30.09.2024 30.09.2023 CASH FLOWS FROM OPERATING ACTIVITIES Net profit for the period 121,735,487 60,209,687 Adjustments to reconcile net profit to net cash generated by operating activities Income tax expense 74,646,737 20,111,315 Depreciation and amortization 46,751,342 51,389,296 Provisions 3,493,809 8,502,145 Exchange rate differences 28,318,002 65,271,510 Interest expense 48,354,228 95,559,119 Share-based payments 394,191 329,414 Income on disposal of property, plant and equipment (952,542) (1,265,680) Loss (recovery) for derecognition of allowance for contributions paid to F.F.F.S.F.I. 636,825 (633,547) Loss from operations with securities - 2,254,154 Gain on net monetary position (222,407,441) (169,683,944) Changes in operating assets and liabilities Inventories (23,348,076) (13,578,158) Other receivables 9,935,157 1,086,928 Trade accounts receivable (36,974,656) (44,329,930) Advances from customers (1,628,917) 780,652 Accounts payable 30,051,709 42,401,338 Salaries and social security payables 5,357,946 7,100,105 Provisions (753,785) (1,419,487) Tax liabilities (1,483,433) 9,704,612 Other liabilities (3,525,700) 3,668,379 Income tax paid (7,376,269) (18,854,459) Net cash generated by operating activities 71,224,614 118,603,449 CASH FLOWS FROM INVESTING ACTIVITIES Proceeds from the operation of Yguazu Cementos S.A. - 1,309,261 Proceeds from disposal of property, plant and equipment 1,189,220 2,163,728 Payments to acquire property, plant and equipment (47,870,315) (36,925,737) Payments to acquire intangibles assets (322,818) (912,959) Contributions to F.F.F.S.F.I. (636,825) (957,314) Net cash used in investing activities (47,640,738) (35,323,021) CASH FLOWS FROM FINANCING ACTIVITIES Proceeds from borrowings 287,828,527 113,821,841 Issuance of corporate bonds - 278,383,212 Interest paid (51,293,402) (78,173,240) Dividends paid - (175,038,475) Lease payments (1,234,622) (1,454,390) Repayment of borrowings (250,553,596) (154,595,986) Loss from operations with securities - (2,254,154) Repurchase of common stock (550,626) - Net cash used in financing activities (15,803,719) (19,311,192) Net increase in cash and cash equivalents 7,780,157 63,969,236 Cash and cash equivalents at the beginning of the period (Note 25) 13,574,792 30,827,693 Effect of restating in constant currency of cash and cash equivalents (8,182,631) (35,566,370) Effects of the exchange rate differences on cash and cash equivalents in foreign currency 545,834 5,379,019 Cash and cash equivalents at the end of the period (Note 25) 13,718,152 64,609,578 The accompanying notes are an integral part of these consolidated condensed interim financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CASH FLOWS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 6

1. LEGAL INFORMATION Legal address: Loma Negra Compañía Industrial Argentina S.A. (hereinafter “Loma Negra”, “the Company” or “the Group”) is a corporation organized under the laws of the Argentine Republic with legal address in Boulevard Cecilia Grierson 355, 4th. Floor, City of Buenos Aires, Argentina. Fiscal year number: Fiscal year number 100, beginning January 1, 2024. Principal business of the Company: The Company and its subsidiaries, are referred to in these consolidated condensed interim financial statements as “the Group”. The main activity of the Group is the manufacturing and selling of cement and its derivatives, as well as the extraction of mineral resources that are used in the production process. At present, the Group has 8 cement factories in Argentina, in the provinces of Buenos Aires, Neuquén, San Juan and Catamarca. The Company also has mobile concrete plants that adapt to customer construction projects at all times. The Group, through its subsidiary Cofesur S.A.U., has a controlling interest in Ferrosur Roca S.A., a company whose capital is held by Cofesur S.A.U. with 80%, the National State with a 16% interest, and 4% has been transferred by the latter to the workers through a trust created for such purpose. Ferrosur Roca S.A. operates the railway cargo network of Ferrocarril Roca under a concession granted by the Argentine government in 1993 for a term of 30 years, which allows access of several of Loma Negra’s cement production plants to the railway network. As a result of the National Government’s decision to put an end to the existing railway concession system in Argentina and shift to an open access model with the participation of private rail operators, the above concession would end in March 2023. However, the Ministry of Transport published several resolutions extending for periods between 12 and 18 months the concessions granted to various concessionaires, including Ferrosur Roca S.A., under which the concession period has been extended for the second time until September 2025. For this reason, the Group has assessed potential business scenarios based on its intention to continue delivering services as a rail network operator, as described in Note 30. The Group also has a controlling interest in Recycomb S.A.U., a company engaged in the treatment and recycling of industrial waste intended to be used as fuel or raw material. Date of registration in the Argentine General Inspection of Justice (IGJ): - Registration of the bylaws: August 5th, 1926, under N° 38, Book 46. - Last amendment registered to the bylaws: September 26th, 2023, under N° 16,416, Book 114, of Companies by shares. - Correlative Number of Registration with the IGJ: 1,914,357. - Tax identification number [CUIT]: 30-50053085-1. - Date of expiration: July 3, 2116. Parent company: InterCement Trading e Inversiones Argentina S.L. with 52.1409% of the Company’s capital stock and votes. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 7

Capital structure: As of September 30, 2024, the subscribed for and paid in capital amounts to $ 58,348,315.10, represented by 583,483,151 book-entry common shares with a nominal value of $ 0.10 each, and each entitling to one vote. 2. BASIS OF PREPARATION 2.1. Basis of preparation The accompanying consolidated condensed interim statement of financial position as of September 30, 2024, the consolidated condensed interim statement of profit or loss and other comprehensive income, consolidated condensed interim statement of changes in equity and of cash flows for the nine month period ended September 30, 2024 and the notes to the consolidated condensed interim financial statements (hereinafter, the “interim financial statements”) are unaudited and have been prepared as interim financial information. These interim financial statements are prepared in accordance with International Accounting Standard (“IAS”) 34, Interim Financial Reporting, pursuant to the provisions in Technical Resolution No. 26 (as amended) issued by the Argentine Federation of Professional Councils of Economic Sciences [FACPCE] and the Regulations issued by the Argentine Securities Commission [“Comisión Nacional de Valores” (CNV)]. Consequently, not all of the disclosures required in accordance with International Financial Reporting Standards (“IFRS”) for annual financial statements are included herein, hence, these consolidated condensed interim financial statements shall be read in conjunction with the Group’s consolidated financial statements for the fiscal year ended December 31, 2023 issued on March 6, 2024. In the opinion of the Group’s Management, these unaudited consolidated condensed interim financial statements include all normal recurring adjustments, which are necessary for a fair representation of financial results for the interim periods presented. The financial information as of December 31, 2023 presented in these unaudited consolidated condensed interim financial statements arises from our audited consolidated financial statements for the fiscal year ended December 31, 2023, restated in closing currency of the reported period, following the guidelines in IAS 29. Such guidelines have been described in Note 2.2 to our consolidated financial statements as of December 31, 2023. The results of operations for the nine-month period ended September 30, 2024 do not necessarily reflect the results for the full year. The Company believes that the disclosures are appropriate and adequate to consider that the information presented is not misleading. These consolidated condensed interim financial statements were approved for issue by the Board of Directors on November 6, 2024, the date when the interim financial statements were available for issuance. As a consequence of the activities in which the Group is engaged, its transactions do not have a significant cyclical or seasonal character. Nevertheless, during the second half of the year, the volume of sales in Argentina has historically showed a slight increase. 2.2. Basis of consolidation These interim financial statements include the unaudited consolidated condensed interim statement of financial position, results of operations and cash flows of the Company and its consolidated subsidiaries. The basis of consolidation and the subsidiaries are the same as for the Company’s audited consolidated financial statements for the year ended December 31, 2023, issued on March 6, 2024. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 8

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

The consolidated information disclosed in these consolidated condensed interim financial statements include the following subsidiaries:

	Main bussines	Country	% of direct and indirect ownership as of		
			30.09.2024	31.12.2023	30.09.2023
Subsidiary name:					
Cofesur S.A.U.	Investment	Argentina	100.00	100.00	100.00
Ferrosur Roca S.A. (1)	Rail freight transportation	Argentina	80.00	80.00	80.00
Recycomb S.A.U.	Waste recycling	Argentina	100.00	100.00	100.00

(1) Directly controlled by Cofesur S.A.U.

Below is a summary of the financial information of Ferrosur Roca S.A., a subsidiary with material non-controlling interests.

	30.09.2024	31.12.2023
Current assets	13,119,132	12,966,736
Non-current assets	10,210,824	12,132,242
Current liabilities	14,550,056	14,863,905
Non-current liabilities	2,751,254	4,672,299
Equity attributable to the owners of the company	4,822,917	4,450,220
Non-controlling interests	1,205,729	1,112,555

	30.09.2024	30.09.2023
Nine month period		
Sales revenues	44,463,034	50,923,316
Financial results, net	720,253	(20,842)
Depreciations	(4,160,749)	(4,103,136)
Income tax	1,506,374	(1,018,439)
Gain (Loss) for the period	728,936	(5,082,891)

	30.09.2024	30.09.2023
Nine month period		
Net cash generated by (used in) operating activities	2,314,847	(6,334,693)
Net cash (used in) generated by investing activities	(2,936,800)	8,530,383
Net cash generated by (used in) financing activities	967,210	(1,947,083)
Financial and holding results used in cash	(380,789)	(384,426)

2.3. Accounting policies

These consolidated condensed interim financial statements have been prepared using the same accounting policies and criteria used in the preparation of the audited consolidated financial statements for the year ended December 31, 2023, except for the adoption of new standards and interpretations effective as of January 1, 2024, if any.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
9

2.3.1. Application of new and revised International Financial Reporting Standards (IFRS) - Adoption of new and revised IFRS The Group has adopted all of the new and revised standards and interpretations issued by the International Accounting Standards Board (“IASB”) that are relevant to its operations and that are mandatorily effective as of September 30, 2024, as described in Note 2.4 to the Group's annual consolidated financial statements as of December 31, 2023. The Group has not opted for early adoption of any other standard, interpretation or amendment that has been issued but is not yet in force. - New standards New standards and interpretations issued during the nine-month period ended September 30, 2024 and the standards and interpretations issued but not mandatory as of that date are described in Note 2.4 to the consolidated financial statements as of December 31, 2023. Additionally, on April 9, 2024, subsequent to the presentation of the annual financial statements for fiscal year 2023, IFRS 18 was issued and becomes effective for reporting periods beginning on or after January 1 2027. IFRS 18 introduces new requirements on presentation within the statement of profit or loss, including specified totals and subtotals. It also requires disclosure of management-defined performance measures and includes new requirements for aggregation and disaggregation of financial information based on the identified ‘roles’ of the primary financial statements and the notes. In addition, there are consequential amendments to other accounting standards. 3. CRITICAL ACCOUNTING JUDGMENTS AND KEY SOURCES USED FOR ESTIMATING UNCERTAINTY In the application of the Group´s accounting policies, the Group´s management is required to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are relevant. Actual results may differ from these estimates. In the ordinary course of its business, the Group selects tax criteria and accounting positions based on a reasonable interpretation of current regulations, also taking into account the opinion of its tax and legal advisors together with the evidence available up to the date of issue of these financial statements. However, there may be situations in which the assessment that a third party could make of them and the eventual realization of damage to the Group is uncertain. For such cases, the Group has evaluated the issues considering their significance in relation to the financial statements and has not made a provision as it is not required by current accounting standards. Underlying estimates and assumptions are continuously reviewed. Changes in estimates are accounted for prospectively. The unaudited consolidated condensed interim financial statements reflect all adjustments which are, in the opinion of Management, necessary to make a fair presentation of the results for the interim periods presented. There are no significant changes to the critical judgements used by Management in applying accounting policies to the critical judgements disclosed in the annual consolidated financial statements for the year ended December 31, 2023. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 10

4. REVENUES 30.09.2024 30.09.2023 Nine month period Sales of goods 777,171,253 939,876,188 Domestic market 776,792,342 939,576,976 External customers 378,911 299,212 Services rendered 19,564,308 23,596,837 (-) Bonuses / Discounts (310,744,316) (312,843,871) Total 485,991,245 650,629,154 5. COST OF SALES 30.09.2024 30.09.2023 Nine month period Inventories at the beginning of the year 199,880,045 168,134,124 Finished products 8,409,483 10,554,773 Products in progress 35,578,321 30,170,109 Raw materials, materials, fuel and spare parts 155,892,241 127,409,242 Purchases and production expenses for the period 388,343,860 501,355,613 Inventories at the end of the period (222,801,544) (179,901,205) Finished products (8,437,463) (7,156,682) Products in progress (21,419,751) (25,317,573) Raw materials, materials, fuel and spare parts (192,944,330) (147,426,950) Cost of sales 365,422,361 489,588,532 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 11

The detail of production expenses is as follows: 30.09.2024 30.09.2023 Nine month period Fees and compensation for services 3,344,875 8,635,800 Salaries, wages and social security contributions 58,570,125 73,206,983 Transport and travelling expenses 4,119,979 4,009,234 Data processing 219,642 246,647 Taxes, contributions and commissions 6,686,440 8,537,130 Depreciation and amortization 42,778,009 47,673,108 Preservation and maintenance costs 41,981,301 46,166,832 Communications 442,868 387,401 Leases 607,083 882,826 Employee benefits 2,439,052 2,282,117 Water, natural gas and energy services 153,024 160,158 Freight 33,590,107 50,594,734 Fuel 43,226,387 79,406,499 Insurance 1,382,355 1,926,681 Packaging 12,702,320 16,016,254 Electrical power 26,637,198 38,131,019 Contractors 30,731,673 35,881,755 Canon (concession fee) 279,565 358,899 Security 2,457,601 2,023,613 Others 6,005,504 5,923,936 Total 318,355,108 422,451,626 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 12

6. SELLING AND ADMINISTRATIVE EXPENSES 30.09.2024 30.09.2023 Nine month period Managers and directors compensation and fees 3,292,872 4,227,970 Fees and compensation for services 4,010,134 4,713,334 Salaries, wages and social security contributions 12,537,130 14,689,866 Transport and travelling expenses 690,511 725,263 Data processing 2,445,841 1,862,760 Advertising expenses 2,417,023 3,274,978 Taxes, contributions and commissions 10,274,280 12,952,610 Depreciation and amortization 2,751,081 3,002,072 Preservation and maintenance costs 133,176 199,472 Communications 195,504 333,236 Leases 345,298 157,281 Employee benefits 589,476 756,004 Water, natural gas and energy services 42,400 28,094 Freight 6,063,251 6,735,616 Insurance 1,833,998 2,583,920 Allowance for doubtful accounts 21,424 162,487 Others 796,460 1,461,356 Total 48,439,859 57,866,319 7. OTHER GAIN AND LOSSES 30.09.2024 30.09.2023 Nine month period Gain on disposal of property, plant and equipment 952,542 1,265,680 Donations (281,062) (394,139) Technical assistance services provided 7,611 16,692 Gain on tax credit acquired 96,441 137,139 Contingencies (651,676) (1,391,364) Leases 513,056 712,528 ADSs program 880,746 1,771,606 Miscellaneous 310,180 (108,206) Total 1,827,838 2,009,936 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 13

8. TAX ON BANK ACCOUNTS DEBITS AND CREDITS The general tax rate on bank debits and credits is 0.6% for the amounts debited and credited in the bank accounts of the Group. For the amounts debited and credited, 33% of both items may be taken as payment on account of other taxes. The 67% of the tax paid is included in this line item in the statement of profit or loss and other comprehensive income. 9. FINANCIAL RESULTS, NET 30.09.2024 30.09.2023 Nine month period Exchange rate differences Foreign exchange gains 5,972,987 9,453,431 Foreign exchange losses (36,622,745) (98,270,360) Total (30,649,758) (88,816,929) Financial income Interest from short-term investments 651,690 9,900,537 Unwinding of discounts on provisions and liabilities 503,016 1,275,449 Total 1,154,706 11,175,986 Financial expenses Interest on borrowings and other financial costs (48,033,141) (95,006,836) Loss from operations with securities - (2,254,154) Interest on leases (398,212) (552,283) Tax interest (29,335) (1,229,190) Unwinding of discounts on receivables (6,124,934) (3,026,499) Others (10,808,971) (7,591,308) Total (65,394,593) (109,660,270) 10. INCOME TAX EXPENSE Income tax expense is recognized on the basis of the actual profit for the period and the statutory rate expected at yearend. This criterion does not significantly differ from the criterion established in IAS 34, which requires income tax expense to be recognized in each interim period based on the best estimate of the effective tax rate expected as of year-end. The reconciliation of income tax expense for the nine-month periods ended September 30, 2024 and 2023, and which would result from applying the statutory rate in force on the net profit before income tax expense that arises from the condensed interim statement of profit or loss and other comprehensive income for each period is as follows: LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 14

30.09.2024 30.09.2023 Total profit before income tax expense 196,382,224 80,321,002 Statutory income tax rate 35% 35 % Income tax at statutory rate (68,733,778) (28,112,351) Adjustments for calculation of the effective income tax: Recover of tax loss carryforwards 518,405 3,046,022 Effects of the fiscal revaluation and adjustment to reflect inflation for accounting and tax purposes (6,433,164) 5,096,279 Other non-taxable income or non-deductible expense, net 1,800 (141,265) Total income tax expense (74,646,737) (20,111,315) INCOME TAX Current (51,900,314) (7,752,673) Deferred (22,746,423) (12,358,642) Total (74,646,737) (20,111,315) Likewise, the breakdown of deferred income as of September 30, 2024 and December 31, 2023 is as follows: 30.09.2024 31.12.2023 Deferred tax assets Loss carryforward 3,928,756 20,938,628 Allowance for tax loss carryforwards (3,928,756) (8,340,100) Leases 738 1,016,689 Provisions 2,773,564 4,176,207 Salaries and social security payables 184,186 619,508 Other liabilities 599,945 681,745 Others 1,066,975 1,141,490 Total deferred tax assets 4,625,408 20,234,167 30.09.2024 31.12.2023 Deferred tax liabilities Property, plant and equipment (198,996,192) (203,472,921) Inventories (41,730,322) (29,943,062) Taxes payable (adjustment to reflect inflation for tax purposes) (213,377) (1,307,773) Borrowings (403,830) (391,326) Others (912,204) (3,179) Total deferred tax liabilities (242,255,925) (235,118,261) Total net deferred tax liabilities (237,630,517) (214,884,094) The Group carries tax losses in relation to which an impairment has been recognized and other unrecognized tax losses for a total of 11,225,018, of which 33,353 expires in 2026, 11,162,658 in 2027, 23,007 in 2028 and 3,000 in 2029. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 15

11. EARNINGS PER SHARE Basic and diluted earnings per share The earnings and the weighted average number of common shares used in the calculation of basic and diluted earnings per share are as follows: Nine month Three month 30.09.2024 30.09.2023 30.09.2024 30.09.2023 Profit attributable to the owners of the parent company used in the calculation of earnings per share - basic and diluted 121,628,421 60,646,484 20,929,287 22,861,424 Weighted average number of common shares for purposes of basic and diluted earnings per share (in thousands) 583,480 583,476 583,483 583,396 Basic and diluted earnings per share (in pesos) 208.4535 103.9400 35.8696 39.1868 12. PROPERTY, PLANT AND EQUIPMENT 30.09.2024 31.12.2023 Cost 2,484,119,448 2,444,668,493 Accumulated depreciation (1,514,386,038) (1,472,790,518) Total 969,733,410 971,877,975 Land 12,412,817 12,412,817 Plant and buildings 155,645,427 159,232,586 Machinery, equipment and spare parts 670,112,537 683,882,472 Transport and load vehicles 14,499,132 13,791,959 Furniture and fixtures 817,177 1,074,107 Quarries 72,069,735 68,048,041 Tools 1,041,053 1,258,766 Construction in progress 43,135,532 32,177,227 Total 969,733,410 971,877,975 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 16

13. RIGHT OF USE OF ASSETS AND LEASE LIABILITIES The Group has entered into lease agreements primarily for the lease of offices and premises. The evolution of the right of use of assets and lease liabilities as of September 30, 2024 and December 31, 2023 is as follows: 30.09.2024 31.12.2023 Lease liabilities: At the beginning of the period / year 8,037,765 6,688,931 Additions 51,390 143,292 Interest accrued in the period / year 398,212 723,520 Foreign exchange loss 830,637 8,610,788 Gain on net monetary position (3,951,306) (6,192,063) Decrease (1,091,489) - Payments (1,234,622) (1,936,703) At the end of the period / year 3,040,587 8,037,765 30.09.2024 31.12.2023 Right of use assets: At the beginning of the period / year 5,132,940 6,594,635 Additions 51,390 143,292 Decrease (1,160,077) - Depreciations (985,773) (1,604,987) At the end of the period / year 3,038,480 5,132,940 14. INVESTMENTS 30.09.2024 31.12.2023 Non-current Investments in other companies - Cementos del Plata S.A. 64,243 64,243 Total 64,243 64,243 30.09.2024 31.12.2023 Current Short-term investments - Public securities in dollars - 3,244,103 - Mutual funds in pesos 1,059,071 61,486 - Short-term investments in foreign currency 4,734,321 142,186 Total 5,793,392 3,447,775 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 17

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

15. INVENTORIES

	30.09.2024	31.12.2023
Non-current		
Spare parts	57,725,931	46,647,211
Allowance for obsolete inventories	(989,570)	(947,787)
Total	**56,736,361**	**45,699,424**

	30.09.2024	31.12.2023
Current		
Finished products	8,437,463	8,409,483
Products in progress	21,419,751	35,578,321
Raw materials, materials and spare parts	117,481,085	90,601,368
Fuels	18,726,884	19,591,449
Total	**166,065,183**	**154,180,621**

16. RELATED PARTY TRANSACTIONS AND BALANCES

The outstanding balances between the Group and related parties as of September 30, 2024 and December 31, 2023 are as follows:

	30.09.2024	31.12.2023
Related companies:		
InterCement Brasil S.A.		
Accounts payable	(172,053)	(284,458)
InterCement Trading e Inversiones S.A.		
Other receivables	2,034,138	3,414,354
Accounts payable	(948,577)	(1,568,312)
Intercement Participações S.A.		
Other receivables	2,444,889	3,965,511
Accounts payable	(2,348,579)	(4,299,079)

Summary of balances as of September 30, 2024 and December 31, 2023 is as follows:

	30.09.2024	31.12.2023
Other receivables	4,479,027	7,379,865
Accounts payable	(3,469,209)	(6,151,849)

The transactions between the Group and related parties for the nine month periods ended September 30, 2024 and 2023 are detailed below. These transactions are made on terms equivalent to those that prevail in arm's length transactions:

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
18

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM
FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	30.09.2024	30.09.2023
InterCement Participações S.A. – Sales of services	116,349	146,577
InterCement Participações S.A. – Services received	-	(3,597,392)
InterCement Trading e Inversiones Argentina S.L. – dividend payment	-	(52,744,450)

The amount recognized in the consolidated statement of profit or loss and other comprehensive income related to key management salaries, wages and fees amounted to 2,549,413 and 3,283,103 for the nine-month periods ended September 30, 2024 and 2023, respectively. Additionally, a loss has been accrued under the long-term incentive program for a total of 475,961 and 927,262 during the nine-month periods ended September 30, 2024 and 2023, respectively. Finally, 65,624 and 17,473 American Depositary Receipts ("ADRs") were distributed during the nine-month periods ended September 30, 2024 and 2023, respectively, within the framework of the aforementioned incentive programs.

The Group did not recognize any expense in the current period, or in previous ones, regarding bad or doubtful accounts related to amounts owed by related parties.

The outstanding amounts as of September 30, 2024 are not secured and will be settled in cash. No guarantees have been granted or received on the outstanding balances.

17. OTHER RECEIVABLES

	30.09.2024	31.12.2023
Non-current		
Advances to suppliers	8,553,422	1,632,532
Tax credits	54,054	35,691
Contributions to the Trust Fund to Strengthen the Inter-urban Railroad System (F.F.F.S.F.I.)	813,416	572,192
Prepaid expenses	2,095,656	2,057,231
Subtotal	11,516,548	4,297,646
Allowance for doubtful receivables	(813,416)	(572,192)
Total	**10,703,132**	**3,725,454**

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
19

30.09.2024 31.12.2023 Current Income tax credits - 11,627,151 Turnover tax credits 349,536 335,527 Value added tax credits - 385,587 Credit for sale of interest in Yguazu Cementos S.A. 968,500 1,625,653 Related parties’ receivables (Note 16) 4,479,027 7,379,865 Prepaid expenses 2,468,969 4,026,307 Guarantee deposits - 1,853 Reimbursements receivable 22,435 29,620 Advances to suppliers 2,512,525 5,796,201 Salaries advances and loans to employees 126,469 281,604 Insurances receivable 5,811,000 9,753,917 Receivables from sales of property, plant and equipment 1,295,456 1,720,955 Miscellaneous 755,113 875,119 Total 18,789,030 43,839,359 18. TRADE ACCOUNTS RECEIVABLE 30.09.2024 31.12.2023 Accounts receivable 49,742,524 45,605,469 Accounts receivable in litigation 2,259,741 3,796,322 Notes receivable 524 10,728 Foreign customers 35,796 325,972 Subtotal 52,038,585 49,738,491 Allowance for doubtful accounts (2,301,512) (3,880,524) Total 49,737,073 45,857,967 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 20

19. CAPITAL STOCK AND OTHER CAPITAL RELATED ACCOUNTS 30.09.2024 31.12.2023 Capital 58,349 58,349 Adjustment to capital 86,763,967 86,763,967 Share premium 128,660,926 128,660,926 Treasury stocks trading premium 346,484 320,185 Merger premium 28,928,186 28,928,186 Share-based payment plans 965,736 1,148,470 Total 245,723,648 245,880,083 The issued, paid-in and registered capital, consists of: Common stock with a face value of $ 0.1 per share and entitled to 1 vote each, fully paid-in (in thousand) 583,483 583,483 Acquisition of treasury stock Since fiscal year 2021, based on the context and the Group’s financial position, the Board of Directors approved various plans for the acquisition of own shares. The purpose of these plans was to use a portion of the Company’s liquidity in an efficient manner, which might result in a higher shareholder return and therefore increase shareholder value considering the current value of the shares. Pursuant to Article 64 of the Capital Markets Law, treasury stock may not exceed, as a whole, the limit of 10% of capital stock. Such acquisitions were made with realized and liquid profits, as the Company had the necessary liquidity to conduct the acquisition of treasury stock, as approved, without affecting its solvency. On December 19, 2023, taking into account the context and financial position of the Group, the Board of Directors approved a new plan for the acquisition of own shares for up to a maximum amount of $600 million and for a period of up to on March 30, 2024. During the nine-month period ended September 30, 2024 , the Group acquired 65,624 ADRs for a total value of 550,626. These shares were given to certain Group employees in compensation for their services as mentioned in note 16. 20. BORROWINGS 20.1. Composition of borrowings 30.09.2024 31.12.2023 Borrowings - In foreign currency 143,272,281 224,478,508 - In local currency 42,333,774 72,591,882 Total 185,606,055 297,070,390 Non-current borrowings 135,225,016 222,032,423 Current borrowings 50,381,039 75,037,967 Total 185,606,055 297,070,390 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 21

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

20.2. Detail of borrowings

	30.09.2024				31.12.2023
	Company	Rate	Last maturity date	Amount	Amount
Borrowings in foreign currency - US$					
Eurobanco	Loma Negra C.I.A.S.A.	9.00%	Oct-24	977,155	-
Stock market promissory note	Loma Negra C.I.A.S.A.	6.00%	Jan-25	950,058	-
Stock market promissory note	Loma Negra C.I.A.S.A.	6.00%	Feb-25	2,371,057	-
Stock market promissory note	Loma Negra C.I.A.S.A.	7.00%	Sep-25	2,154,174	-
Stock market promissory note	Loma Negra C.I.A.S.A.	7.00%	Oct-24	903,700	-
Stock market promissory note	Loma Negra C.I.A.S.A.	7.25%	Dec-25	1,874,060	-
Banco Patagonia	Ferrosur Roca S.A.			-	75,151
Banco Patagonia	Ferrosur Roca S.A.			-	177,739
Total borrowings in foreign currency				**9,230,204**	**252,890**

	30.09.2024				31.12.2023
	Company	Rate	Last maturity date	Amount	Amount
Borrowings in local currency					
Bank overdrafts	Ferrosur Roca S.A.	48.31%	Oct-24	4,855,986	4,645,998
Bank overdrafts	Loma Negra C.I.A.S.A.	47.85%	Oct-24	5,030,660	9,364,367
Stock market promissory note	Loma Negra C.I.A.S.A.	43.93%	Oct-24	15,577,194	-
Stock market promissory note	Loma Negra C.I.A.S.A.	44.80%	Nov-24	1,439,252	-
Banco Nación	Loma Negra C.I.A.S.A.	38.44%	Nov-24	6,031,593	-
Securities-guaranteed (1)	Loma Negra C.I.A.S.A.	42.71%	Oct-24	9,399,089	-
Total borrowings in local currency				**42,333,774**	**14,010,365**

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

22

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	30.09.2024				31.12.2023
	Company	Rate	Last maturity date	Amount	Amount
Corporate notes - US$					
Serie – Class 2	Loma Negra C.I.A.S.A.	6.50%	Dec-25	70,691,726	116,617,945
Serie – Class 3	Loma Negra C.I.A.S.A.	7.49%	Mar-26	53,435,647	91,240,476
Serie – Class 4	Loma Negra C.I.A.S.A.	6.00%	May-26	9,914,704	16,367,197
Total corporate bonds in foreing currency				**134,042,077**	**224,225,618**

	30.09.2024				31.12.2023
	Company	Rate	Last maturity date	Amount	Amount
Corporate notes - $					
Serie – Class 1	Loma Negra C.I.A.S.A.			-	58,581,517
Total corporate bonds in local currency				**-**	**58,581,517**
Total				**185,606,055**	**297,070,390**

(1) As of September 30, 2024, Loma Negra entered into fundraising agreements through secureties guarantees. These debts have been taken through Banco de Valores S.A. and are secured by public securities obtained on loan. The cost of these guarantees is included in the borrowing rate and is accrued over their duration. The Group does not recognize assets or liabilities for securities lending operations since they correspond to guarantees obtained that do not grant rights or obligations linked to the ownership of the same.

	30.09.2024	31.12.2023
Summary of borrowings by Company:		
Loma Negra C.I.A.S.A.	180,750,069	292,171,502
Ferrosur Roca S.A.	4,855,986	4,898,888
Total	**185,606,055**	**297,070,390**

20.3. Movements of borrowings

The movements of borrowings for the nine-month period ended September 30, 2024 are as disclosed below:

Balances as of January 1, 2024	297,070,390
New borrowings	287,828,527
Interest accrued and others financial cost	47,956,016
Effect of exchange rate differences	27,964,611
Gain on net monetary position	(173,366,491)
Interest payments	(51,293,402)
Principal payments	(250,553,596)
Balances as of September 30, 2024	185,606,055

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
23

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

As of September 30, 2024, the long-term borrowings have the following maturity schedule:

Fiscal year	
2025	72,265,593
2026	62,959,423
Total	135,225,016

21. ACCOUNTS PAYABLE

	30.09.2024	31.12.2023
Current		
Suppliers	48,554,584	84,309,973
Related parties (Note 16)	3,469,209	6,151,849
Accounts payable for investments in property, plant and equipment	778,612	701,889
Expenses accrual	17,975,177	24,251,946
Total	**70,777,582**	**115,415,657**

22. PROVISIONS

	30.09.2024	31.12.2023
Labor and social security	2,346,265	2,632,204
Environmental restoration	5,550,042	9,220,361
Civil and others	927,253	1,737,047
Total	**8,823,560**	**13,589,612**

Changes in the provisions were as follows:

	Labor and social security	Environmental restoration	Civil and other	Total
Balances as of December 31, 2023	2,632,204	9,220,361	1,737,047	13,589,612
Increases	1,743,877	1,460,098	268,510	3,472,485
Gain on net monetary position	(1,731,536)	(4,876,483)	(875,039)	(7,483,058)
Uses (*)	(298,280)	(253,934)	(203,265)	(755,479)
Balances as of September 30, 2024	**2,346,265**	**5,550,042**	**927,253**	**8,823,560**

(*) Includes the application of provisions to their specific purposes.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
24

23. TAX LIABILITIES 30.09.2024 31.12.2023 Current Income tax 33,848,551 408,553 Value added tax 7,998,920 2,776,808 Turnover tax 1,688,922 1,708,654 Other taxes, withholdings and perceptions 1,251,458 1,054,720 Total 44,787,851 5,948,735 24. OTHER LIABILITIES 30.09.2024 31.12.2023 Non-current Benefit plans 370,813 747,488 Termination payment plans 185,232 215,897 Total 556,045 963,385 Current Termination payment plans 529,506 607,932 Dividends payable to third parties minority 226,309 456,197 Agreement for settlement of claims 5,814,000 9,753,917 Others 164,784 183,789 Total 6,734,599 11,001,835 25. CASH AND CASH EQUIVALENTS For purposes of the consolidated condensed interim statement of cash flows, cash and cash equivalents include cash, banks accounts and short-term investments with high liquidity (with maturities of less than 90 days from the date of acquisition) held to settle short term liabilities, which are easily convertible into cash and that have low risk of changes in their value. Cash and cash equivalents at the end of each reporting period/year as shown in the consolidated condensed interim statement of cash flows can be reconciled to the related items in the consolidated condensed interim statement of financial position as follows: 30.09.2024 31.12.2023 Cash and banks 7,924,760 10,127,017 Short-term investments (Note 14) 5,793,392 3,447,775 Cash and cash equivalents 13,718,152 13,574,792 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 25

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

26. NON-CASH TRANSACTIONS

Below is a detail of the transactions that did not involve cash flow movements during the nine-month periods ended September 30, 2024 and 2023, respectively:

	30.09.2024	30.09.2023
- Right of use of assets	51,390	143,292
- Acquisitions of property, plant and equipment financed with trade payables	778,612	3,825,480
- Share-based payment plans - benefit plan	550,626	134,283

27. SEGMENT INFORMATION

The Group has adopted IFRS 8 – "Operating Segments", that require operating segments to be identified on the basis of internal reports regarding components of the Group that are regularly reviewed by the Executive Committee, chief operating decision maker, in order to allocate resources to the segments and to assess their performance. This analysis is based on monthly information concerning historical figures of the identified segments. The information reviewed by the main decision maker basically consists in the historical details corresponding to each month accumulated until the end of the reporting period. It is for this reason that they differ from the inflation-adjusted figures as described in Note 2.2.

For the purposes of managing its business both financially and operatively, the Group has classified the operations of its businesses as follows:

i) Cement, masonry cement and lime: this segment includes the results from the cement, masonry cement and lime business, and comprises the procurement of raw materials from quarries, the manufacturing process of clinker / quicklime and their subsequent grinding with certain additions in order to obtain the cement, masonry cement and lime.

ii) Concrete: this segment includes the results generated from the production and sale of ready-mix concrete. It also includes the delivery of the product at the worksite and, depending on the circumstances, the pumping of concrete up to the place of destination.

iii) Aggregates: this segment includes the results generated from the production and sale of granitic aggregates.

iv) Railroad: this segment includes the results generated from the provision of the railroad transportation service.

v) Others: this segment includes the results of the industrial waste treatment and recycling business to produce materials for use as fuel.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
26

30.09.2024 30.09.2023 Sales revenue Cement, masonry cement and lime 361,440,055 133,033,028 Concrete 32,714,025 14,967,280 Railroad 37,625,793 11,933,556 Aggregates 10,053,170 4,690,335 Others 3,893,492 831,193 Inter-segment eliminations (38,497,175) (13,337,607) Subtotal 407,229,360 152,117,785 Effect from restatement in constant currency 78,761,885 498,511,369 Total 485,991,245 650,629,154 30.09.2024 30.09.2023 Cost of sales Cement, masonry cement and lime 206,244,783 79,349,810 Concrete 31,681,586 14,101,338 Railroad 32,813,671 10,933,868 Aggregates 10,357,239 4,129,338 Others 2,138,211 573,336 Inter-segment eliminations (38,497,175) (13,337,607) Subtotal 244,738,315 95,750,083 Effect from restatement in constant currency 120,684,046 393,838,449 Total 365,422,361 489,588,532 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 27

30.09.2024 30.09.2023 Selling, administrative expenses and other gains and losses Cement, masonry cement and lime 31,852,264 10,249,437 Concrete 1,064,809 593,559 Railroad 1,301,774 599,848 Aggregates 108,440 46,620 Others 880,603 267,222 Subtotal 35,207,890 11,756,686 Effect from restatement in constant currency 11,404,131 44,099,697 Total 46,612,021 55,856,383 30.09.2024 30.09.2023 Depreciation and amortization Cement, masonry cement and lime 3,082,910 2,187,476 Concrete 159,505 71,018 Railroad 804,082 379,929 Aggregates 219,912 132,470 Others 4,402 3,820 Subtotal 4,270,811 2,774,713 Effect from restatement in constant currency 42,480,531 48,614,583 Total 46,751,342 51,389,296 30.09.2024 30.09.2023 Sales revenue less cost of sales, selling, administrative expenses and other gains and losses Cement, masonry cement and lime 123,343,008 43,433,781 Concrete (32,370) 272,383 Railroad 3,510,348 399,840 Aggregates (412,509) 514,377 Others 874,678 (9,365) Subtotal 127,283,155 44,611,016 Effect from restatement in constant currency (53,326,292) 60,573,223 Total 73,956,863 105,184,239 Reconciling items: Tax on bank accounts debits and credits (5,092,435) (7,245,968) Financial results, net 127,517,796 (17,617,269) Income tax (74,646,737) (20,111,315) Net profit for the year 121,735,487 60,209,687 In relation to the segregation of profit or loss by geographic segment, the Group carries out its activities and operations in Argentina, exports are not significant.. No customer has contributed 10% or more of the Group´s revenue for the nine-month periods ended September 30, 2024 and 2023, respectively. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 28

28. FINANCIAL INSTRUMENTS 28.1. Net debt to equity ratio The net debt to equity ratio of the reported period/fiscal year is as follows: 30.09.2024 31.12.2023 Debt (i) 185,606,055 297,070,390 Cash and cash equivalents 13,718,152 13,574,792 Net debt 171,887,903 283,495,598 Equity (ii) 714,673,590 593,094,538 Net debt to equity ratio 0.24 0.48 (i) Debt is defined as current and non-current borrowings. (ii) Shareholders’ equity includes all the non-controlling interests, which are managed as capital. 28.2. Categories of financial instruments 30.09.2024 31.12.2023 Financial assets At amortized cost: Cash and banks 7,924,760 10,127,017 Investments 52,985 3,386,289 Accounts receivable and other receivables 62,879,306 67,253,602 At fair value through profit and loss: Investments 5,740,407 61,486 Financial liabilities Amortized cost 325,064,775 457,387,827 28.3. Financial risks The Group´s activities are exposed to a variety of financial risks: market risk (including foreign currency risk, interest rate risk and price risk considering the current inflation rates), credit risk and liquidity risk. The Group maintains an organizational structure and systems that allow the identification, measurement and control of the risks to which it is exposed. These consolidated condensed interim financial statements do not include all the information and disclosures on financial risks, therefore, they should be read in conjunction with the Group´s consolidated financial statements for the fiscal year ended December 31, 2023 issued on March 6, 2024. 28.4. Fair value measurement Fair value measurement is described in Note 32.8 to the annual consolidated financial statements as of December 31, 2023. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 29

From December 31, 2023 through September 30, 2024, there have been no significant changes in the industry’s economic activity affecting the fair value of the Group´s financial assets and liabilities, either measured at fair value or amortized cost. In addition, there were no transfers among the different levels of fair value hierarchy to assess the fair value of the Group's financial instruments during the nine-month period ended September 30, 2024. The carrying amounts of financial assets and liabilities recognized at amortized cost, included in the consolidated financial statement as of September 30, 2024 approximate to their fair values. Borrowings are measured at amortized cost considering the effective interest rate method, which approximate to their fair value given their cancellation period. 28.5. Exchange risk management The Group carries out transactions in foreign currency and is hence exposed to exchange rate fluctuations, also considering the current exchange regulations in force. Exposures in the exchange rate are managed within approved policy parameters using foreign exchange contracts. The carrying amounts of monetary assets and liabilities stated in currencies other than the functional currency of each company consolidated at the end of the reporting period/year are as follows: 30.09.2024 31.12.2023 Liabilities United States Dollars 162,869,597 262,516,146 Euro 2,527,768 1,398,037 Real 454 853 Assets United States Dollars 18,719,437 31,777,328 Euro 11,228 19,270 Foreign currency sensitivity analysis The Group is mainly exposed to the US Dollar and Euro, considering that the Group’s functional currency is the Argentine peso. The following table shows the sensitivity of the Group to an increase in the exchange rate of the US dollar and the euro as of September 30, 2024. The sensitivity rate is the rate used when reporting exchange rate risk internally to key management staff and represents management’s assessment of a possible reasonable change in exchange rates. The sensitivity analysis includes only outstanding monetary items denominated in foreign currency and adjusts their translation on the balance sheet day for a 25% change in the exchange rate, considering for its calculation the whole of the items of the subsidiaries. Effect of US dollars Euro Loss for the period 36,037,540 629,135 Decrease in of shareholder's Equity 36,037,540 629,135 Additionally, considering the current exchange regulations existing in Argentina, the Group constantly monitors the alternatives for collecting assets and canceling liabilities in foreign currency and their corresponding impacts. The result derived from the use of financial instruments for the cancellation of operations in foreign currency is recognized at the moment in which the Group unconditionally commits or irreversibly executes such cancellation in kind. As of LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 30

September 30, 2024, in the case of the use of financial instruments for the cancellation of the aforementioned operations, it would result in an exchange variation of approximately 26%. 29. COMMITMENTS The Group’s commitments are described in Note 35 to the annual consolidated financial statements for the fiscal year ended December 31, 2023. 30. FERROSUR ROCA S.A. CONCESSION AND RELATED RAIL SERVICES On March 11, 1993, Ferrosur Roca S.A. obtained the concession of the General Roca National Cargo Railway Network with the exception of the Altamirano-Miramar corridor and the urban sections, through the approval of the concession contract formalized by National Executive Branch Decree No. 2681/92, after the presentation made through a national and international tender and formalized to that effect. The area of influence is concentrated in the center and south of the province of Buenos Aires, north of the province of Río Negro and Neuquén. It has access to the ports of Buenos Aires, Dock Sud, La Plata, Quequén, and Bahía Blanca. Ferrosur Roca S.A. is indirectly controlled by the Company, through Cofesur S.A.U. which owns 80% of the interest, 16% of which belongs to the National State and the remaining 4% belongs to the workers of Ferrosur Roca S.A. through a trust created for this purpose. The term of the concession was 30 years, expiring in March 2023, with the possibility of an extension of 10 additional years. Ferrosur Roca S.A. requested the above-mentioned extension in due time on March 8, 2018, and in line with the bidding terms and conditions and the concession agreement. The concession extension request was reiterated on March 1, 2019. However, as mentioned below, the National State issued several regulations with the purpose that the national railway network be based on a mixed modality combining public and private cargo operators, where the National State would manage the infrastructure and control the related investments, thus allowing any registered railway operator to provide railway services regardless of who owns or possesses the facilities at the point of loading or destination. In line with this, on March 29, 2021, through Resolution No. 219/2021, the National Commission for the Regulation of Transport (“CNRT”) approved the Regulation of the National Registry of Railway Operators and granted said capacity to Ferrosur Roca S.A. and the other concessionaires that operate the current railway concessions. In accordance with said resolution, once the “open access” scheme is in force, any registered railway operator will be able to provide railway services, as previously mentioned. Subsequently, through Resolution No. 211 of the Ministry of Transport, rejected the request for an extension of the concession contract made by the Company in 2018, along with similar requests from other existing private railway concessionaires in the country, confirming the termination of all existing concession contracts with private freight railway concessionaires. Likewise, the Ministry of Transport published various resolutions extending for periods of between 12 and 18 months the concessions granted to the various concessionaires, including Ferrosur Roca S.A., by virtue of which the concession period has been extended for the second time until September 2025. Those resolutions provide that during the extended concession period the services will be delivered on a provisional basis and may be revoked at any time without this generating any subjective right, pending right or setting any precedent that may be claimed in favor of the operators, or otherwise the recognition of any amount for the potential early revocation of the additional concession term granted. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 31

On July 8, 2024, Law 27,742, known as the “Bases Law”, was published in the Official Gazette, which enables the National Executive Branch to tender new concessions, including the railway system. Additionally, on June 13, 2024, through Decrees 525 and 526/2024, the Government declared a public emergency in railway matters for a period of 24 months. This measure, announced through the Official Gazette, aims to "protect the operational security of the provision of freight and passenger railway transport services", with no new regulations or rules related to the implementation of the aforementioned "open access" scheme having yet been issued and authorized the Ministry of Transportation to carry out "transactional acts and/or compensations within the framework of the final liquidation of the Concession Contracts approved by Decrees Nos. 1144 of June 14, 1991, 994 of June 18, 1992, 2681 of December 29, 1992, 2608 of December 22, 1993 and 430 of March 22, 1994 and those signed with the provinces within the framework of Decrees Nos. 532 of March 27, 1992 and 1168 of July 10, 1992.” Considering the provisions of Resolution No. 960/2022, the Group has assessed the possible business scenarios, considering that its intention is to continue providing services as operator of the railway network. In these scenarios, the National State, which is responsible for managing the train traffic control systems and maintaining the railway infrastructure, would charge the Group a fee for the use of the railway infrastructure, which would replace direct maintenance expenses currently paid by the concessionaires plus applicable tolls. No other significant changes are currently known regarding the rest of the matters and activities as compared to the current business model of the Group. In addition, the Group’s assessment of the new business model has included estimation of the term for the provision of rail services, the routes and businesses that would be assigned, the future demand for rail freight services, and the allocation of fixed and variable costs in the Group’s new cost structure, among other issues. Finally, the Group has reassessed all accounting estimates associated with the end of the current concession. No significant impact is expected as of the issuance date of these consolidated financial statements in this regard. We will continue to monitor the new regulations as they come into effect, as well as the progress of ongoing negotiations with the National State and will record any related effect as soon as it is possible to make an estimate. It is the understanding of the Company's Management that the intention of the National State is to prioritize the continuity of the current operators for each of the existing services and businesses, thus guaranteeing the best use of the experience acquired by them. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 32

31. COMPLAINTS BROUGHT AGAINST THE GROUP AND OTHERS IN THE UNITED STATES During 2018, two lawsuits were brought in the United States (“USA”) against the Group, its directors and some of its first-line managers and the controlling shareholder at the time of the Company’s initial public offering in 2017 (“Initial Public Offering” or “IPO”), one in federal court and the other in the state of New York. Regarding the lawsuit filed in federal jurisdiction, after various motions from the parties, on April 27, 2020, the Court sustained the motion to dismiss filed by the Group. Finally, on July 21, 2020, the plaintiffs voluntarily withdrew the appeal filed against the judgment of first instance that fully sustained the motion to dismiss submitted by the Group. Accordingly, a final and conclusive judgment was rendered in favor of the Group and the rest of the defendants, and the lawsuit came to an end. Regarding the state class action (Kohl v. Loma Negra CIASA, et al. -Index No. 653114/2018 - Supreme Court of the State of New York, County of New York), the complaint was filed with the state courts of New York in June 2018 by Dan Kohl –a shareholder who acquired ADSs issued by the Company during its 2017 initial public offering. The banks that placed the ADSs have also been sued. In the complaint, the plaintiff alleges assumed violations of the US Federal Securities Law on grounds of allegedly false representations contained in the Offering Memorandum and/or failure to include relevant information. On March 13, 2019, the Company filed a motion to dismiss the lawsuit, which, after various instances, resulted in a partially favourable ruling for the Group dated June 1, 2021. This ruling narrowed down the grounds on which the case could proceed according to the plaintiff's allegations, leaving only two points out of all the claims to be addressed in the discovery process: (i) whether there were indeed irregularities on the part of an affiliate of the Group, and (ii) whether it is true that there was a slowdown in payments for public works at the time of the IPO. In addition, on January 11, 2021, the plaintiff requested to certify the case as a class action, which, after various submissions from the parties, was granted by the court on December 2, 2021. On January 6, 2022, the case was reassigned from Judge Schecter to another judge in the Commercial Division of the New York Supreme Court, Judge Borrok. On October 11, 2023, we entered into a proposed agreement with the lead plaintiff which received the preliminary approval from the New York State Court on November 30, 2023. On April 10, 2024 the final approval by the New York State Court was granted. On October 10, 2024, the final payment was made in the amount of six million dollars (which is covered by our Directors and Officers (D&O) insurance policies). The New York State Court should issue the final judgment and the case will end. The Agreement does not contain any admission or acknowledgment of guilt for wrongful conduct by Loma Negra or other defendants in the class action, and it includes a release of all claims. Due to the Group having signed the agreement reached with the lead plaintiff, which was finally approved by the Court, a provision has been recorded for the final committed payment and a credit for the coverage of the insurance policies contracted regarding said payment. 32. THE ARGENTINE CONTEXT On December 10, 2023, new authorities of the Argentine national government took office and began the process of issuing a series of emergency measures in order to face the critical economic situation. The main objectives of the measures include, make more flexible rules for economic development, reduction of different public expenses with the aim of reducing the fiscal deficit, and reduction of subsidies, etc. In the context of the change of government, there was a significant devaluation of the Argentine peso, reflected in the official exchange rate. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 33

Regarding the level of public Argentine debt, there are significant commitments for the coming years, as well as the need to obtain refinancing during the year 2024, both in local and foreign currency. Additionally, other critical macroeconomic indicators are presented such as the fiscal deficit, the reserves of the Argentine Central Bank, as well as the inflation indicators published by the local statistics bureau (INDEC), with retail inflation of more than 210% during the year 2023 and 101.6% during the nine-month period ended September 30, 2024. The comprehensive program of the government includes reforms in the economy, justice, foreign affairs, infrastructure and others. Some of the measures necessary to carry out the plan will be implemented through one or more executive orders and other measures will require specific laws that must be dealt with by the National Congress, all of which is part of the legislative agenda and the executive orders that will be issued by Argentine President in the coming months. On July 8, 2024, the Government enacted Laws No. 27,742 (“Law of Bases and Starting Points for the Freedom of Argentines”) and No. 27,743 (“Palliative and Relevant Fiscal Measures”) through their publication in the Official Gazette. The “Bases Law” declares a public emergency in administrative, economic, financial and energy matters, and delegates legislative powers to the Executive Branch for a period of one year. 33. OFFICIALY STAMPED BOOKS As of date of these interim financial statements, for administrative purposes, consolidated financial statements were not yet transcribed in the relevant certified book. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2024 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 34